Exhibit 99.1

Nanometrics Incorporated	Tel: 408.545.6000
1550 Buckeye Drive	Fax: 408.232.5910
Milpitas, CA 95035	www.nanometrics.com

News Release

Investor Relations Contact:	Company Contact:
Claire McAdams	Gary Schaefer, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.274.0551, 530.274.0531 fax	408.545.6000, 408.232.5910 fax
email: claire@headgatepartners.com	email: gschaefer@nanometrics.com

Nanometrics Reports Fourth Quarter and Full Year Financial Results for 2007

MILPITAS, California, February 20, 2008 — Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced metrology equipment to the semiconductor industry, today announced its financial results for the fourth quarter and full year ended December 29, 2007.

Revenues for the fourth quarter were $33.2 million, representing a 33% increase from fourth quarter 2006 revenues of $24.9 million and a 14% decrease from third quarter 2007 revenues of $38.6 million. Net loss for the fourth quarter of 2007 was $1.3 million, or $0.07 per share. This compares to a net loss of $12.1 million, or $0.69 per share, for the fourth quarter of 2006 and a net profit of $2.0 million, or $0.11 per share, for the third quarter of 2007.

The fourth quarter 2007 operating loss of $1.3 million includes non-cash charges of $1.3 million for amortization of acquired intangible assets, $1.0 million for stock-based compensation expenses and $1.0 million for depreciation.

For the fiscal year ended December 29, 2007, Nanometrics’ revenues were a record $146.3 million, an increase of 52% over 2006 revenues of $96.4 million. Net loss for fiscal 2007 was $4.0 million or $0.22 per share, compared to a net loss of $22.1 million or $1.47 per share for fiscal 2006. Non-cash charges for the full year totaled $5.8 million for amortization of acquired intangible assets and other acquisition-related charges, $3.8 million for stock-based compensation and $3.5 million for depreciation.

“2007 was a turnaround year for Nanometrics. Our team successfully responded to a number of major initiatives and significantly improved the overall performance of the company,” commented Tim Stultz, president and chief executive officer of Nanometrics. “In addition to completing the integration of two acquired companies, consolidating our global manufacturing facilities and rationalizing our overall cost structure, we grew revenues by more than 50% and increased gross margin by five percentage points. As we head into 2008, we are confident that we are a more competitive, nimble and operationally efficient company than at any time in Nanometrics’ recent history.”

Conference Call Details

A conference call to discuss the fourth quarter and full year 2007 results will be held later today at 5:00 p.m. Eastern Standard Time (2:00 p.m. PST). To participate in the conference call, the dial-in numbers are 800-299-7635 for domestic callers and 617-786-2901 for international callers. The passcode is 14356342. A live and recorded webcast will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics standalone and integrated metrology systems measure various thin film properties, critical dimensions, overlay control and optical, electrical and material properties, including the structural composition of silicon and compound semiconductor devices, during various steps of the manufacturing process. These systems enable semiconductor manufacturers to improve yields, increase productivity and lower their manufacturing costs. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on the NASDAQ Global Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Nanometrics’ expected results for its most recently completed fiscal quarter and fiscal year, which remain subject to adjustment in connection with the preparation of Nanometrics’ audited financial statements and its annual report on Form 10-K as well as statements made by our CEO concerning Nanometrics’ status heading into 2008. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Nanometrics’ actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and actual events or results may differ materially. Nanometrics cannot provide any assurance that its future results will meet expectations. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 30, 2006 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, Nanometrics cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Nanometrics nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

NANOMETRICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

(Unaudited)

	December 29, 2007	December 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$14,919	$7,957
Accounts receivable, net of allowances of $323 and $841	34,855	24,888
Inventories	33,343	43,601
Inventories - delivered systems	785	4,212
Prepaid expenses and other	2,598	3,639

Total current assets	86,500	84,297
Property, plant and equipment, net	44,419	43,294
Goodwill and indefinite lived intangible asset	52,532	55,217
Intangible assets,net	21,820	27,583
Other assets	1,805	1,985

Total assets	$207,076	$212,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$—
Accounts payable	13,931	9,155
Accounts payable to related party	—	181
Accrued payroll and related expenses	4,514	5,227
Deferred revenue	2,501	10,451
Other current liabilities	7,243	8,381
Income taxes payable	1,101	695
Current portion of debt obligations	148	486

Total current liabilities	29,438	34,576
Deferred income taxes	382	1,848
Debt obligations and other long term liabilities	1,412	1,321

Total liabilities	31,232	37,745
Stockholders’ equity
Common stock, $0.001 par value; 47,000,000 shares authorized; 18,620,682 and 18,141,589, respectively, outstanding	19	18
Additional paid-in capital	187,180	182,096
Accumulated deficit	(13,917)	(9,909)
Accumulated other comprehensive income	2,562	2,426

Total stockholders’ equity	175,844	174,631

Total liabilities and stockholders' equity	$207,076	$212,376

NANOMETRICS INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Net revenues:
Products	$27,485	$19,771	$126,049	$80,636
Service	5,708	5,146	20,241	15,738

Total net revenues	33,193	24,917	146,290	96,374

Costs of net revenues:
Cost of products	13,310	12,611	63,938	44,016
Cost of service	5,258	5,270	20,717	16,610

Total costs of net revenues	18,568	17,881	84,655	60,626

Gross profit	14,625	7,036	61,635	35,748
Operating expenses:
Research and development	4,591	4,455	18,577	14,253
Selling	4,925	4,943	19,561	16,977
General and administrative	5,166	7,002	21,704	21,305
Amortization of intangible assets	1,285	2,665	5,782	5,338
Restructuring charge	—	—	2,128	—
Gain on sale of assets	—	—	(2,100)	—

Total operating expenses	15,967	19,065	65,652	57,873

Loss from operations	(1,342)	(12,029)	(4,017)	(22,125)

Other income (expense):
Interest income	81	64	202	851
Interest expense	(70)	(16)	(211)	(60)
Other, net	27	(741)	(13)	(1,116)

Total other income (expense), net	38	(693)	(22)	(325)

Loss before income tax benefit	(1,304)	(12,722)	(4,039)	(22,450)

Income tax benefit	(29)	(639)	(31)	(323)

Net loss	$(1,275)	$(12,083)	$(4,008)	$(22,127)

Net loss per share:
Basic	$(0.07)	$(0.69)	$(0.22)	$(1.47)

Diluted	$(0.07)	$(0.69)	$(0.22)	$(1.47)

Shares used in per share computation:
Basic	18,604	17,622	18,099	15,075

Diluted	18,604	17,622	18,099	15,075